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                                                                       EXHIBIT 6

                            DISTRIBUTION AGREEMENT

                                BURRIDGE FUNDS
                           115 South LaSalle Street
                            Chicago, Illinois 60603

                                                           December 26, 1996

Funds Distributor, Inc.
60 State Street
Suite 1300
Boston, Massachusetts 02109

Dear Sirs:

     This is to confirm that, in consideration of the agreements hereinafter contained, the above-named investment company (the "Fund") has agreed that you shall be, for the period of this agreement, the distributor of (a) shares of each Series of the Fund set forth on Exhibit A hereto, as such Exhibit may be revised from time to time (each, a "Series") or (b) if no Series are set forth on such Exhibit, shares of the Fund. For purposes of this agreement the term "Shares" shall mean the authorized shares of the relevant Series, if any, and otherwise shall mean the Fund's authorized shares.

     1.   Services as Distributor

     1.1 You will act as agent for the distribution of Shares covered by, and in accordance with, the registration statement and prospectus then in effect under the Securities Act of 1933, as amended, and will transmit promptly any orders received by you for purchase or redemption of Shares to the Transfer and Dividend Disbursing Agent for the Fund of which the Fund has notified you in writing.

     1.2 You agree to use your best efforts to solicit orders for the sale of Shares. It is contemplated that you may enter into sales or servicing agreements with securities dealers, financial institutions and other industry professionals, such as investment advisers, accountants and estate planning firms, and in so doing you will act only on your own behalf as principal.

     1.3 You shall act as distributor of Shares in compliance with all applicable laws, rules and regulations, including, without limitations, the Investment Company Act of 1940, as amended, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended and the National Association of Securities Dealers, Inc.'s (the "NASD") Rules of Fair Practice, Constitution and By-Laws. You represent and warrant that you are a broker-dealer registered with the Securities and Exchange Commission and that you are registered with the relevant securities regulatory agencies in all fifty states, the District of Columbia and Puerto Rico. You also represent and warrant that you are a member of the NASD.

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     1.4  You shall file Fund advertisements, sales literature and other marketing and sales related materials with the appropriate regulatory agencies and shall obtain such approvals for their use as may be required by the Securities and Exchange Commission, the National Association of Securities Dealers, Inc. and/or state securities administrators.

     1.5 Whenever in their judgment such action is warranted by unusual market, economic or political conditions, or by abnormal circumstances of any kind deemed by the parties hereto to render sales of a Fund's Shares not in the best interest of the Fund, the parties hereto may decline to accept any orders for, or make any sales of, any Shares until such time as those parties deem it advisable to accept such orders and to make such sales and each party shall advise promptly the other party of any such determination.

     1.6 The Fund agrees to pay all costs and expenses in connection with the registration of Shares under the Securities Act of 1933, as amended, and all expenses in connection with maintaining facilities for the issue and transfer of Shares and for supplying information, prices and other data to be furnished by the Fund hereunder, and all expenses in connection with the preparation and printing of the Fund's prospectuses and statements of additional information for regulatory purposes and for distribution to shareholders; provided however, that the Fund shall not pay any of the costs of advertising or promotion for the sale of Shares.

     1.7 The Fund agrees to execute any and all documents and to furnish any and all information and otherwise to take all actions which may be reasonably necessary in the discretion of the Fund's officers in connection with the qualification of Shares for sale in such states as you may designate to the Fund and the Fund may approve, and the Fund agrees to pay all expenses which may be incurred in connection with such qualification. You shall pay all expenses connected with your own qualification as a dealer under state or Federal laws and, except as otherwise specifically provided in this agreement, all other expenses incurred by you in connection with the sale of Shares as contemplated in this agreement.

     1.8 The Fund shall furnish you from time to time, for use in connection with the sale of Shares, such information with respect to the Fund or any relevant Series and the Shares as you may reasonably request, all of which shall be signed by one or more of the Fund's duly authorized officers; and the Fund warrants that the statements contained in any such information, when so signed by the Fund's officers, shall be true and correct. The Fund also shall furnish you upon request with: (a) semi-annual reports and annual audited reports of the Fund's books and accounts made by independent public accountants regularly retained by the Fund, (b) quarterly earnings statements prepared by the Fund,
(c) a monthly itemized list of the securities in the Fund's or, if applicable, each Series' portfolio, (d) monthly balance sheets as soon as practicable after the end of each month, and (e) from time to time such additional information regarding the Fund's financial condition as you may reasonably request.

     1.9 The Fund represents to you that all registration statements and prospectuses filed by the Fund with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and under the Investment Company Act of 1940, as amended, with respect to the Shares have been carefully prepared in conformity with the requirements of said Acts and rules and regulations of the Securities and Exchange Commission thereunder. As used in this

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agreement the terms "registration statement" and "prospectus" shall mean any registration statement and prospectus, including the statement of additional information incorporated by reference therein, filed with the Securities and Exchange Commission and any amendments and supplements thereto which at any time shall have been filed with said Commission. The Fund represents and warrants to you that any registration statement and prospectus, when such registration statement becomes effective, will contain all statements required to be stated therein in conformity with said Acts and the rules and regulations of said Commission; that all statements of fact contained in any such registration statement and prospectus will be true and correct when such registration statement becomes effective; and that neither any registration statement nor any prospectus when such registration statement becomes effective will include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Fund may, but shall not be obligated to, propose from time to time such amendment or amendments to any registration statement and such supplement or supplements to any prospectus as, in the light of future developments, may, in the opinion of the Fund's counsel, be necessary or advisable. If the Fund shall not propose such amendment or amendments and/or supplement or supplements within fifteen days after receipt by the Fund of a written request from you to do so, you may, at your option, terminate this agreement or decline to make offers of the Fund's securities until such amendments are made. The Fund shall not file any amendment to any registration statement or supplement to any prospectus without giving you reasonable notice thereof in advance; provided, however, that nothing contained in this agreement shall in any way limit the Fund's right to file at any time such amendments to any registration statement and/or supplements to any prospectus, of whatever character, as the Fund may deem advisable, such right being in all respects absolute and unconditional.

     1.10 The Fund authorizes you and any dealers with whom you have entered into dealer agreements to use any prospectus in the form furnished by the Fund in connection with the sale of Shares. The Fund agrees to indemnify, defend and hold you, your several officers and directors, and any person who controls you within the meaning of Section 15 of the Securities Act of 1933, as amended, free and harmless from and against any and all claims, demands, liabilities and expenses (including the reasonable cost of investigating or defending such claims, demands or liabilities and any reasonable counsel fees incurred in connection therewith) which you, your officers and directors, or any such controlling persons, may incur under the Securities Act of 1933, as amended, the Investment Company Act of 1940, as amended, or common law or otherwise, arising out of or on the basis of any untrue statement, or alleged untrue statement, of a material fact required to be stated in either any registration statement or any prospectus or any statement of additional information, or arising out of or based upon any omission, or alleged omission, to state a material fact required to be stated in any registration statement, any prospectus or any statement of additional information or necessary to make the statements in any of them not misleading, except that the Fund's agreement to indemnify you, your officers or directors, and any such controlling person will not be deemed to cover any such claim, demand, liability or expense to the extent that it arises out of or is based upon any such untrue statement, alleged untrue statement, omission or alleged omission made in any registration statement, any prospectus or any statement of additional information in reliance upon information furnished by you, your officers, directors or any such controlling person to the Fund or its representatives for use in the preparation thereof, and except that the Fund's agreement to indemnify you and the Fund's representations and warranties set out in paragraph 1.9 of this Agreement will not be

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deemed to cover any liability to the Funds or their shareholders to which you would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of your duties, or by reason of your reckless disregard of your obligations and duties under this Agreement ("Disqualifying Conduct"). The Fund's agreement to indemnify you, your officers and directors, and any such controlling person, as aforesaid, is expressly conditioned upon the Fund's being notified of any action brought against you, your officers or directors, or any such controlling person, such notification to be given by letter, by facsimile or by telegram addressed to the Fund at its address set forth above within a reasonable period of time after the summons or other first legal process shall have been served. The failure so to notify the Fund of any such action shall not relieve the Fund from any liability which the Fund may have to the person against whom such action is brought by reason of any such untrue, or alleged untrue, statement or omission, or alleged omission, otherwise than on account of the Fund's indemnity agreement contained in this paragraph
1.10. The Fund will be entitled to assume the defense of any suit brought to enforce any such claim, demand or liability, but, in such case, such defense shall be conducted by counsel of good standing chosen by the Fund and approved by you. In the event the Fund elects to assume the defense of any such suit and retain counsel of good standing approved by you, the defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by any of them; but in case the Fund does not elect to assume the defense of any such suit, the Fund will reimburse you, your officers and directors, or the controlling person or persons named as defendant or defendants in such suit, for the reasonable fees and expenses of any counsel retained by you or them. The Fund's indemnification agreement contained in this paragraph 1.10 and the Fund's representations and warranties in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of you, your officers and directors, or any controlling person, and shall survive the delivery of any Shares. This agreement of indemnity will inure exclusively to your benefit, to the benefit of your several officers and directors, and their respective estates, and to the benefit of any controlling persons and their successors. The Fund agrees promptly to notify you of the commencement of any litigation or proceedings against the Fund or any of its officers or Board members in connection with the issue and sale of Shares.

     1.11 You agree to indemnify, defend and hold the Fund, its several officers and Board members, and any person who controls the Fund within the meaning of Section 15 of the Securities Act of 1933, as amended, free and harmless from and against any and all claims, demands, liabilities and expenses (including the reasonable cost of investigating or defending such claims, demands or liabilities and any reasonable counsel fees incurred in connection therewith) which the Fund, its officers or Board members, or any such controlling person, may incur under the Securities Act of 1933, as amended, the Investment Company Act of 1940, as amended, or under common law or otherwise, but only to the extent that such liability or expense incurred by the Fund, its officers or Board members, or such controlling person resulting from such claims or demands, (a) shall arise out of or be based upon any unauthorized sales literature, advertisements, information, statements or representations or any Disqualifying Conduct in connection with the offering and sale of any Shares, or
(b) shall arise out of or be based upon any untrue, or alleged untrue, statement of a material fact contained in information furnished in writing by you to the Fund specifically for use in the Fund's registration statement and used in the answers to any of the items of the registration statement or in the corresponding statements made in the prospectus or statement of additional information, or shall arise out of or be based upon any omission, or alleged omission, to state a material fact in connection with such

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information furnished in writing by you to the Fund and required to be stated in such answers or necessary to make such information not misleading. Your agreement to indemnify the Fund, its officers and Board members, and any such controlling person, as aforesaid, is expressly conditioned upon your being notified of any action brought against the Fund, its officers or Board members, or any such controlling person, such notification to be given by letter, by facsimile or by telegram addressed to you at your address set forth above within a reasonable period of time after the summons or other first legal process shall have been served. You shall have the right to control the defense of such action, with counsel of your own choosing, satisfactory to the Fund, if such action is based solely upon such alleged misstatement or omission on your part, and in any other event the Fund, its officers or Board members, or such controlling person shall each have the right to participate in the defense or preparation of the defense of any such action. The failure so to notify you of any such action shall not relieve you from any liability which you may have to the Fund, its officers or Board members, or to such controlling person by reason of any such untrue, or alleged untrue, statement or omission, or alleged omission, otherwise than on account of your indemnity agreement contained in this paragraph 1.11. This agreement of indemnity will inure exclusively to the Fund's benefit, to the benefit of the Fund's officers and Board members, and their respective estates, and to the benefit of any controlling persons and their successors. You agree promptly to notify the Fund of the commencement of any litigation or proceedings against you or any of your officers or directors in connection with the issue and sale of Shares.

     1.12 No Shares shall be offered by either you or the Fund under any of the provisions of this agreement and no orders for the purchase or sale of such Shares hereunder shall be accepted by the Fund if and so long as the effectiveness of the registration statement then in effect or any necessary amendments thereto shall be suspended under any of the provisions of the Securities Act of 1933, as amended, or if and so long as a current prospectus as required by Section 10 of said Act, as amended, is not on file with the Securities and Exchange Commission; provided, however, that nothing contained in this paragraph 1.12 shall in any way restrict or have an application to or bearing upon the Fund's obligation to repurchase any Shares from any shareholder in accordance with the provisions of the Fund's prospectus or charter documents.

     1.13  The Fund agrees to advise you immediately in writing:

          (a) of any request by the Securities and Exchange Commission for amendments to the registration statement or prospectus then in effect or for additional information;

          (b) in the event of the issuance by the Securities and Exchange Commission of any stop order suspending the effectiveness of the registration statement or prospectus then in effect or the initiation of any proceeding for that purpose;

          (c) of the happening of any event which makes untrue any statement of a material fact made in the registration statement or prospectus then in effect or which requires the making of a change in such registration statement or prospectus in order to make the statements therein not misleading; and

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          (d)  of all actions of the Securities and Exchange Commission with respect to any amendments to any registration statement or prospectus which may from time to time be filed with the Securities and Exchange Commission.

     2.   Offering Price

     Shares of any class of the Fund offered for sale by you shall be offered at a price per share (the "offering price") approximately equal to (a) the net asset value (determined in the manner set forth in the Fund's charter documents) plus (b) a sales charge, if any and except to those persons set forth in the then-current prospectus, which shall be the percentage of the offering price of such Shares as set forth in the Fund's then-current prospectus. The offering price, if not an exact multiple of one cent, shall be adjusted to the nearest cent. In addition, Shares of any class of the Fund offered for sale by you may be subject to a contingent deferred sales charge as set forth in the Fund's then-current prospectus. You shall be entitled to receive any sales charge or contingent deferred sales charge in respect of the Shares. Any payments to dealers shall be governed by a separate agreement between you and such dealer and the Fund's then-current prospectus.

     3.   Term

     This Agreement shall become effective with respect to the Fund as of the date hereof and will continue for an initial two-year term and will continue thereafter so long as such continuance is specifically approved at least annually (i) by the Fund's Board or (ii) by a vote of a majority of the Shares of the Fund or the relevant Series, as the case may be, provided that in either event its continuance also is approved by a majority of the Board members who are not "interested persons" of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. This agreement is terminable with respect to a Fund, without penalty, on not less than sixty days' notice, by the Fund's Board of Trustees, by vote of a majority of the outstanding voting securities of such Fund, or by you. This Agreement will automatically and immediately terminate in the event of its "assignment." (As used in this Agreement, the terms "majority of the outstanding voting securities," "interested person" and "assignment" shall have the same meanings as such terms have in the Investment Company Act of 1940). You agree to notify the Fund immediately upon the event of your expulsion or suspension by the NASD. This Agreement will automatically and immediately terminate in the event of your expulsion or suspension by the NASD.

     4.   Miscellaneous

     4.1 The Fund recognizes that, except to the extent otherwise agreed to by the parties hereto, your directors, officers and employees may from time to time serve as directors, trustees, officers and employees of corporations and business trusts (including other investment companies), and that you or your affiliates may enter into distribution or other agreements with such other corporations and trusts.

     4.2 No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which an enforcement of the change, waiver, discharge or termination is sought.

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     4.3  This Agreement shall be governed by the internal laws of the
Commonwealth of Massachusetts without giving effect to principles of conflicts of laws.

     4.4 If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule, or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors.

          Please confirm that the foregoing is in accordance with your understanding and indicate your acceptance hereof by signing below, whereupon it shall become a binding Agreement between us.

                                  Very truly yours,

                                  BURRIDGE FUNDS


                                       /s/ Kenneth M. Arenberg
                                  By:  ____________________________

                                         Kenneth M. Arenberg
                                  Name:  _________________________

                                          President
                                  Title:  __________________________


Accepted:

FUNDS DISTRIBUTOR, INC.

     /s/ Marie E. Connolly
By:  ________________________________

       Marie E. Connolly
Name:  _____________________________

         President & CEO
Title:  ______________________________

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                                   EXHIBIT A
                                Series of Funds
                                ---------------

                                BURRIDGE FUNDS
                                --------------
                       Burridge Capital Development Fund

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Dear Sirs:

          As the principal underwriter of shares of certain registered investment companies presently or hereafter managed, advised or administered by The Burridge Group Inc. or its successor The Burridge Group LLC, shares of which companies are distributed by us at their respective net asset values plus sales charges as applicable, pursuant to our Distribution Agreements with such companies (the "Funds"), we invite you to participate as a non-exclusive agent in the distribution of shares of any and all of the Funds upon the following terms and conditions:

1. You are to offer and sell such shares only at the public offering prices that shall be currently in effect, in accordance with the terms of the then current prospectuses and statements of additional information of the Funds subject in each case to the delivery prior to or at the time of such sales of the then current prospectus. You agree to act only as agent in such transactions and nothing in this Agreement shall constitute either of us the agent of the other or shall constitute you or the Fund the agent of the other. In all transactions in these shares between you and us, we are acting as agent for the Fund and not as principal. All orders are subject to acceptance by us and become effective only upon confirmation by us. We reserve the right in our sole discretion to reject any order. The minimum dollar purchase of shares of the Funds shall be the applicable minimum amounts described in the then current prospectuses and statements of additional information and no order for less than such amounts will be accepted.

2. On each purchase of shares by you from us, the total sales charges and discount to selected dealer, if any, shall be as stated in each Fund's then current prospectus.

     Such sales charges and discount to selected dealers are subject to reductions under a variety of circumstances as described in each Fund's then current prospectus and statement of additional information. To obtain these reductions, we must be notified when the sale takes place which would qualify for the reduced charge.

     There is no sales charge or discount to selected dealers on the reinvestment of any dividends or distributions.

3. All purchases of shares of a Fund made under any cumulative purchase privilege as set forth in a Fund's then current effective Prospectus shall be considered an individual transaction for the purpose of determining the concession from the public offering price to which you are entitled as set forth in paragraph 2 hereof.

4. As an authorized agent to sell shares of the Fund, you agree to purchase shares of the Funds only through us or from your customers. Purchases through us shall be made only for your own investment purposes or for the purpose of covering purchase orders already received from your customers, and we agree that we will not place orders for the purchase of shares from a Fund except to cover purchase orders already received by us. Purchases from your

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

     customers shall be at a price not less than the net asset value quoted by each such Fund at the time of such purchase. Nothing herein contained shall prevent you from selling any shares of a Fund for the account of a record holder to us or to such Fund at the net asset value quoted by us and charging your customer a fair commission for handling the transaction.

5. You agree that you will not withhold placing customers' orders so as to profit yourself as a result of such withholding.

6. You agree to sell shares of the Funds only (a) to your customers at the public offering prices then in effect or (b) to us as agent for the Funds or to each such Fund itself at the redemption price, as described in each Fund's then current effective Prospectus.

7. Settlement shall be made promptly, but in no case later than the time customary for such payments after our acceptance of the order or, if so specified by you, we will make delivery by draft on you, the amount of which draft you agree to pay on presentation to you. If payment is not so received or made, the right is reserved forthwith to cancel the sale or at our option to resell the shares to the applicable Fund, at the then prevailing net asset value in which latter case you agree to be responsible for any loss resulting to such Fund or to us from your failure to make payment as aforesaid.

8. If any shares sold to you under the terms of this Agreement are repurchased by a Fund or by us as agent, or purchased for the account of that Fund or tendered to that Fund for purchase at liquidating value under the terms of the Declaration of Trust or other document governing such Fund within seven
     (7) business days after the date of confirmation to you of your original purchase order therefor, you agree to pay forthwith to us the full amount of the concession allowed to you on the original sale and we agree to pay such amount to the Fund when received by us. We shall notify you of such repurchase within ten (10) days of the effective date of such repurchase.

9. All sales will be subject to receipt of shares by us from the Funds. We reserve the right in our discretion, without notice to you, to suspend sales or withdraw the offering of shares entirely, or to modify or cancel this Agreement.

10. No person is authorized to make any representations concerning the Funds or shares of the Funds except those contained in each Fund's then current effective Prospectus or Statement of Additional Information and any such information as may be released by a Fund as information supplemental to such Prospectus or Statement of Additional Information. In purchasing shares through us you shall rely solely on the representations contained in each Fund's then current effective Prospectus or Statement of Additional Information and above-mentioned supplemental information.

11. Additional copies of each such Prospectus or Statement of Additional Information and any printed information issued as supplemental to each such Prospectus or Statement of

     Additional Information will be supplied by us to you and your selling agents in reasonable quantities upon request.

12. With respect to Funds offering shares subject to a front-end sales charge, shares subject to a contingent deferred sales charge, and/or institutional class shares not subject to a sales charge, you shall conform to such written compliance standards as we have provided you in the past or may from time to time provide to you in the future.

13. We, our affiliates and the Funds shall not be liable for any losses, expenses, damages, costs or other claims arising out of any redemption or exchange pursuant to telephone instructions from any person, or our refusal to execute such instructions for any reason.

14. All notices or other communications hereunder to either party shall be in writing and shall be deemed sufficient if mailed to such party at the address of such party set forth on page 5 of this Agreement or at such other address as such party may be designated by written notice to the other, or by telex, telecopier, telegram or similar means of same day delivery (with a confirming copy by mail as provided herein).

15. This Agreement may be terminated upon written notice by either party at any time, and shall automatically terminate upon its attempted assignment by you, whether by operation of law or otherwise, or by us otherwise than by operation of law.

16. By accepting this Agreement, you represent that you are registered as a broker-dealer under the Securities Exchange Act of 1934, are qualified to act as a broker or dealer in the states or other jurisdictions where you transact business, and are a member in good standing of the National Association of Securities Dealers, Inc., and you agree that you will maintain such registrations, qualifications, and membership in good standing and in full force and effect throughout the term of this Agreement. You further agree to comply with all applicable Federal laws, the laws of the states or other jurisdictions concerned, and the rules and regulations promulgated thereunder and with the Constitution, By-Laws and Rules of Fair Practice of the National Association of Securities Dealers, Inc., and that you will not offer or sell shares of the Funds in any state or jurisdiction where they may not lawfully be offered and/or sold.

     If you are offering and selling shares of the Funds in jurisdictions outside the several states, territories, and possessions of the United States and are not otherwise required to be registered, qualified, or a member of the National Association of Securities Dealers, Inc., as set forth above you, you nevertheless agree to observe the applicable laws of the jurisdiction in which such offer and/or sale is made, to comply with the full disclosure requirements of the Securities Act of 1933 and the regulations promulgated thereunder, to conduct your business in accordance with the spirit of the Rules of Fair Practice of the National Association of Securities Dealers, Inc. You agree to indemnify and hold the Funds, their investment advisor, and us harmless from loss or damage resulting from any failure on your part to comply with applicable laws.

17. You agree to maintain records of all sales of shares made through you and to furnish us with copies of each record on request.

18. This Agreement and all amendments to this Agreement shall take effect with respect to and on the date of any orders placed by you after the date set forth below or, as applicable, after the date of the notice of amendment sent to you by the undersigned.

19. This Agreement shall be construed in accordance with the laws of the Commonwealth of Massachusetts and shall be binding upon both parties hereto when signed and accepted by you in the space provided below.


For Funds Distributor, Inc.
60 State Street, Suite 1300
Boston, MA 02109

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